UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2007

Date of Report (Date of earliest event reported)

Baldor Electric Company

Exact name of registrant as specified in its charter

Missouri	01-07284	43-0168840
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No

5711 R. S. Boreham, Jr., St Fort Smith, Arkansas	72901
Address of principal executive offices	Zip Code

479-646-4711

Registrant’s telephone number, including area code

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

This Form 8-K updates information in the Preliminary Prospectus Supplements filed by Baldor Electric Company (the “Company”) on January 9, 2007 with the Securities and Exchange Commission (the “Preliminary Prospectus Supplements”) in connection with its offering of senior notes and shares of its common stock.

The Company was offering $150 million of its mandatorily convertible preferred stock, the proceeds of which, together with the $200 million of proceeds expected from the common stock offering and $550 million of proceeds expected from the senior notes offering, would be used with borrowings expected to be available under a new senior secured credit facility and the issuance of its common stock to Rockwell Automation, Inc. to fund its acquisition of substantially all of the Power Systems business of Rockwell Automation. The Company is now increasing the aggregate amount of common stock it is offering to approximately $275 million, increasing its term loan borrowings by $50 million to $1,050 million, borrowing $25 million under the revolving credit facility portion of the new senior secured credit facility and terminating the mandatorily convertible preferred stock offering. The Company may further increase the size of the common stock offering, depending on market conditions, up to $75 million. Any increase in net proceeds would first reduce borrowings under the revolving credit facility and then borrowings under the term loan.

Exhibit 99.1 attached hereto and incorporated herein is the Company’s Issuer Free Writing Prospectus, dated January 25, 2007, containing modifications to certain sections of the Preliminary Prospectus Supplement relating to the Company’s offering of its common stock. Exhibit 99.2 attached hereto and incorporated herein is the Company’s Issuer Free Writing Prospectus, dated January 25, 2007, containing modifications to certain sections of the Preliminary Prospectus Supplement relating to the Company’s offering of its senior notes. The information contained in the respective Free Writing Prospectuses supersedes the information with respect to the relevant sections, and other sections of the Preliminary Prospectus Supplements that are modified accordingly, contained in the Preliminary Prospectus Supplements. Accordingly, you should read the Preliminary Prospectus Supplements together with the Free Writing Prospectuses, and not rely on those sections and other related information in the Preliminary Prospectus Supplements, when making an investment decision with respect to the offerings described therein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

See exhibit index hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date January 25, 2007	/s/ Ronald E. Tucker
Ronald E. Tucker
Chief Financial Officer and Secretary
(Principal Financial Officer)

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Issuer Free Writing Prospectus, dated January 25, 2007, containing modifications to the Preliminary Prospectus Supplement for the offering of common stock

99.2	Issuer Free Writing Prospectus, dated January 25, 2007, containing modifications to the Preliminary Prospectus Supplement for the offering of senior notes